UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 4, 2012

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number
1-13739	UNS ENERGY CORPORATION (An Arizona corporation) 88 East Broadway Boulevard Tucson, AZ 85701 (520) 571-4000	86-0786732

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

UNS Energy Corporation (formerly known as UniSource Energy Corporation) held its annual meeting of shareholders (Annual Meeting) on May 4, 2012 in Tucson, Arizona. At the Annual Meeting, shareholders elected directors and approved three other proposals.

Proposal 1

Shareholders elected 12 individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Paul J. Bonavia	27,455,432	2,389,816	3,662,787
Lawrence J. Aldrich	29,340,573	504,675	3,662,787
Barbara M. Baumann	29,591,725	253,523	3,662,787
Larry W. Bickle	29,442,841	402,407	3,662,787
Harold W. Burlingame	29,439,537	405,711	3,662,787
Robert A. Elliott	29,752,148	93,100	3,662,787
Daniel W.L. Fessler	29,576,652	268,596	3,662,787
Louise L. Francesconi	29,756,762	88,486	3,662,787
Warren Y. Jobe	29,462,362	382,886	3,662,787
Ramiro G. Peru	29,747,814	97,434	3,662,787
Gregory A. Pivirotto	29,630,284	214,964	3,662,787
Joaquin Ruiz	29,737,814	107,434	3,662,787

Proposal 2

Shareholders approved the selection of independent auditor, PricewaterhouseCoopers, LLP, for the fiscal year 2012, with the vote totals as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,985,789	478,317	43,929	—

Proposal 3

Shareholders approved an amendment to the Amended and Restated Articles of Incorporation to change the company name from UniSource Energy Corporation to UNS Energy Corporation, with the vote totals as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,170,402	267,440	70,193	—

Proposal 4

Shareholders approved, on an advisory (non-binding) basis, the compensation of the named executives disclosed in the 2012 Proxy Statement, with the vote totals as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,392,148	583,958	869,141	3,662,787

Item 8.01 Other Events.

As described in Item 5.07 above, at the Annual Meeting shareholders approved changing the company name from UniSource Energy Corporation to UNS Energy Corporation. The name change became effective on May 4, 2012.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

3.1 Amended and Restated Articles of Incorporation of UNS Energy Corporation, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNS ENERGY CORPORATION (Registrant)

Date: May 10, 2012	/s/ Kevin P. Larson
Kevin P. Larson
Senior Vice President and Chief Financial Officer